EXHIBIT 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

(“Note”)

Principal Amount:	El Dorado Hills, California
$3,000,000	March 10, 2006

1.    For value received, the undersigned, Chapeau, Inc., a Utah corporation, (the “Company”) promises to pay to the order of the Gordon V. and Helen C. Smith Foundation, 8716 Crider Brook Way, Potomac, Maryland 20854 (“Lender”), in lawful money of the United States of America, the principal sum of Three Million Dollars ($3,000,000), or such lesser amount as is outstanding under this Note, plus simple interest thereon from the date hereof on the aggregate unpaid principal amount until such amount is paid in full at the annual rate of twelve percent (12%), or the maximum rate allowed by law, whichever is less (calculated on the basis of a 365 day year). Interest shall be payable quarterly on the last business day of each calendar quarter, commencing June 30, 2006. The Company covenants and agrees that it shall establish a separate bank account and deposit six hundred thousand dollars ($600,000) therein. Funds from such account shall be used solely to pay interest, when due, under this Note until such time as this Note has been paid in full or converted into the Company’s Common Stock in accordance with the terms herein.

2.    The Company shall pay Lender a commitment fee of $30,000, which shall be deducted from the proceeds disbursed to the Company under this Note.

3.    Principal and accrued interest under this Note shall be due and payable in full on March 10, 2009 (the “Maturity Date”). All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to Lender without set-off or counterclaim and free and clear of and without any deductions of any kind.

4.    This Note shall be convertible at any time into that number of shares of the Company’s Common Stock, (a) on or prior to March 10, 2007, as is determined by dividing the outstanding principal amount and accrued interest under this Note by $1.25 per share and (b) after March 10, 2007, as is determined by dividing the outstanding principal amount and accrued interest under this Note by the lower of (i) seventy-five percent (75%) of the average closing price of the Company's common stock (as quoted on the OTC Bulletin Board or other listing service or exchange) for the ninety (90) calendar days immediately preceding the date of such conversion or (ii) $1.25 per share.

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5.    Upon conversion of this Note, the Company and Lender shall execute and deliver a Common Stock Purchase Agreement in substantially the form attached hereto as Exhibit A. Lender also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) simultaneously with the delivery of the Common Stock Purchase Agreement; provided, however, that upon satisfaction of the conditions set forth in this Section 5, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

6.    No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Lender upon the conversion of this Note, the Company shall pay to Lender an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence.

7.    Upon conversion of this Note in full and the payment of any amounts specified in Section 6 above, the Company shall be forever released from all its obligations and liabilities under this Note.

8.    This Note shall be secured by all of the assets of the Company and the Lender shall hold all rights and remedies pari passu with the Company’s other senior secured debtors.

9.    If one or more of the following events shall have occurred and be continuing: (a) default in the payment of all or any part of the principal or interest of the Note; or (b) the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as the same become due; or (c) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case against the Company; (ii) appoints a receiver of the Company or for all or substantially all of the property of the Company; or (iii) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for sixty (60) days; then Lender, by notice in writing to the Company, may declare this Note to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

10.    This Note may be transferred or assigned only with the prior written consent of the Company and only in compliance with applicable federal and state securities laws. In the event of such transfer or assignment, Lender shall surrender this Note for registration of transfer or assignment, duly endorsed, or accompanied by a duly executed written instrument of transfer or assignment in form satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee or assignee. Interest and principal are payable only to the registered holder of the Note.

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11.    If any action or proceeding is commenced to enforce this Note or any right arising in connection with this Note, the prevailing party in such action or proceeding shall be entitled to recover from the other non-prevailing party the reasonable attorneys’ fees, costs, and expenses incurred by such prevailing party.

12.    The Company and all endorsers, sureties and guarantors, jointly and severally, waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the delivery, acceptance, performance and enforcement of this Note.

13.    This Note shall be deemed to be made under and shall be interpreted under the laws of the State of California (without giving effect to the conflict of law principles thereof).

CHAPEAU, INC.
a Utah corporation
By:	/s/ Guy A. Archbold
	Name:	Guy A. Archbold
	Title:	Chief Executive Officer

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EXHIBIT A

Form of Common Stock Purchase Agreement

CHAPEAU, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made effective as of ____________, 200__ (“Effective Date”), by and between Chapeau, Inc., a Utah corporation (the “Company”), and the Gordon V. and Helen C. Smith Foundation (“Purchaser”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to Purchaser and Purchaser hereby agrees to purchase from the Company upon the execution of this Agreement ________ (_________________________) shares of its Common Stock (the “Shares”) for a purchase price of $____ per share, in consideration for payment of $_________________ cash.

2.    Restriction Against Transfer. Purchaser agrees that it will not transfer, assign, hypothecate, or in any way dispose of any of the Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Company, except to the extent that a transfer is made in accordance with the terms of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title to the purported transferee.

3.    Obligations of Subsequent Transferees. On the occurrence of a transfer of any Shares pursuant to the terms of this Agreement, the transferee shall execute an agreement to be bound by the restrictions on transfer set forth in this Agreement.

4.    Notices. All notices required or desired to be given pursuant to this Agreement shall be in writing and shall be personally served (including by commercial delivery or courier service) or given by mail. Any notice given by mail shall be deemed to have been given and received when ninety-six (96) hours have elapsed from the time such notice was deposited in the United States mails, certified or registered and first-class postage prepaid, addressed, if intended to a party to this Agreement, at the address set forth below its signature or to such other address as such party may have designated by like written notice to each of the other parties from time to time.

5.    Restriction on Certificates. All certificates representing Shares subject to the provisions of this Agreement shall have endorsed thereon, among others, the following legends:

(a)    “THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, FILED UNDER THE ACT COVERING THE SHARES, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION”; and

(b)    Any other legend required to be placed thereon by state and federal securities authorities.

6.    Purchaser Representations and Warranties. Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, (the “Act”) in reliance upon certain exemptions from registration under the Act. In this connection, Purchaser represents and warrants to the Company as follows:

(a)    Purchaser either has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons or by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect its own interests in connection with the transaction.

(b)    Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Act.

(c)    Purchaser recognizes that an investment in the Company involves substantial risks. Purchaser has taken full cognizance of and understands all of the risks related to the purchase of the Shares. Purchaser acknowledges that it has successfully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser’s professional, legal, financial and tax advisers, the suitability of an investment in the Company for Purchaser’s particular financial and tax situation and has determined that the Shares are a suitable investment for him.

(d)    Purchaser acknowledges that it has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and its investment in the Company. Any questions raised by Purchaser have been answers to the satisfaction of Purchaser. The Company has made available to Purchaser all documents and information that Purchaser has requested relating to an investment in the Company.

(e)    Purchaser represents to the Company that it is purchasing the Shares for its own account, for investment only, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser represents that it does not have any present intention of selling or otherwise transferring the Shares or any interest therein. Purchaser acknowledges and agrees that the Shares may not be sold, transferred, pledged or otherwise disposed of without registration under the Act and applicable state securities laws or in accordance with applicable exemptions therefrom.

(f)    Purchaser acknowledges that no representations or promises have been made concerning the marketability or value of the Shares. The Company has not agreed with or represented to Purchaser that the Shares will be purchased or redeemed from Purchaser at any time in the future. There have been no representations, promises or agreements that the Shares will be registered under the Act at any time in the future or otherwise qualified for sale under applicable securities laws. Purchaser acknowledges that it may be required to bear the economic risk of an investment in the Company for an indefinite period of time.

(g)    The representations and warranties made by Purchaser herein are made by Purchaser with the intent that they be relied upon by the Company in determining the suitability of Purchaser as a purchaser of the Shares. In addition, Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Purchaser set forth herein. Purchaser hereby agrees that such representations and warranties and any agreement, undertakings and acknowledgments herein shall survive the purchase of the Shares, and Purchaser hereby agrees to indemnify the Company, each of its affiliates and each of its and their respective officers and directors and hold them harmless from and against any and all loss, damages, liability or expense, including costs and reasonable attorneys’ fees, which they may incur by reason of or in connection with any misrepresentation or breach of representation, warranty or covenant of Purchaser set forth herein.

7.    Federal Law Restrictions on Transfer. Without in any way limiting the representations set forth above or reducing any rights of the Company herein, Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until:

(a)    There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(b)    Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if so requested by the Company, shall have furnished the Company with an opinion of Purchaser’s counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

8.    Stop Transfer Instructions; Refusal to Transfer. Purchaser agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such certificates or instruments and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, Purchaser agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

10.     Piggy-back Registration Rights.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Purchaser) any of its securities under the Act in connection with the public offering of such securities solely for cash (other than a registration (i) on Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the Act), the Company shall, each such time, promptly give Purchaser written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of Purchaser given within twenty (20) business days after delivery of such written notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of the Shares that Purchaser has requested to be registered.

(b)    In connection with an offering pursuant to Section 10(a) including an underwriting of shares of the Company’s capital stock, the right of Purchaser to registration pursuant to Section 10(a) shall be conditioned upon Purchaser’s participation in such underwriting and the inclusion of Purchaser’s Shares in the underwriting to the extent provided herein. Purchaser shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of Section 10(a), if the underwriter determines that market factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Shares from such registration and underwriting and the Company shall so advise all persons requesting registration.

11.     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UNLESS THE SALE IS SO EXEMPT.

12.     Miscellaneous.

(a)    Further Assurances. The parties agree to execute any additional instruments and to take any additional action as may reasonably be necessary to carry out the intent of this Agreement.

(b)    Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon Purchaser, its heirs, executors, administrators, successors, and assigns.

(c)    Entire Agreement; Amendment. This Agreement, together with any exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof. No amendment or variation of the terms of this Agreement, with or without consideration, shall be valid unless made in writing and signed by all of the parties to this Agreement at the time of such amendment.

(d)    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely in California. To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof shall be found to be illegal or unenforceable for any reason, such agreement, word, phrase, clause, or sentence shall be modified or, if necessary, deleted in such a manner so as to make the Agreement, as modified, legal and enforceable under applicable laws.

(e)    Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAPEAU, INC.
By:
	Name:	Guy A. Archbold
	Title:	Chief Executive Officer

	Address:	1190 Suncast Lane, Suite 2
El Dorado Hills, CA 95762

GORDON V. AND HELEN C. SMITH FOUNDATION
By:
Name:
Title:

	Address:	8716 Crider Brook Way
Potomac, MD 20854